EXHIBIT 10.47


                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                         RESTRICTED SHARE UNIT AGREEMENT
                     (MANDATORY DEFERRED ISSUANCE OF SHARES)


NAME OF GRANTEE:
                    ------------------------------------------------------------
DATE OF GRANT:
                    ------------------------------------------------------------
RESTRICTED SHARE UNITS:
                              --------------------------------------------------
VESTING SCHEDULE:   1ST ANNIVERSARY                   RESTRICTED SHARE UNITS
                    ------------------------------------------------------------
                    2ND ANNIVERSARY                   RESTRICTED SHARE UNITS
                    ------------------------------------------------------------
                    3RD ANNIVERSARY                   RESTRICTED SHARE UNITS
                    ------------------------------------------------------------
                    4TH ANNIVERSARY                   RESTRICTED SHARE UNITS
                    ------------------------------------------------------------
                    5TH ANNIVERSARY                   RESTRICTED SHARE UNITS
                    ------------------------------------------------------------

AGREEMENT (this "Agreement") made as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental") and, with its subsidiaries, (the "Company"), and Grantee.


1. GRANT OF RESTRICTED SHARE UNITS. In accordance with this Agreement and the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time (the "Plan"), Occidental grants to the Grantee as of the Date of Grant, the right to receive, at the end of the Deferral Period in accordance with Grantee's distribution election, Common Shares equal to the number of Restricted Share Units that vest according to the schedule set forth above. For the purposes of this Agreement, (a) Deferral Period means the period commencing on the date the Restricted Share Units vest and ending on the earlier of the date the Grantee retires under a Company-sponsored retirement plan or the date the Grantee's employment with the Company terminates for any other reason, and
(b) Restricted Share Unit means a bookkeeping entry equivalent to a whole or fractional Common Share. Restricted Share Units are not shares and have no voting rights or, except as stated in Section 5, dividend rights.

2. RESTRICTIONS ON TRANSFER. Neither this Agreement, the Restricted Share Units nor the right to receive Common Shares may be transferred or assigned by the Grantee other than (i) to a beneficiary designated on a form approved by the Company, by will or, if the Grantee dies without designating a beneficiary or a valid will, by the laws of descent and distribution, or (ii) pursuant to a domestic relations order (if approved or ratified by the Administrator).


3. VESTING AND FORFEITURE OF RESTRICTED SHARE UNITS. (a) Subject to Sections 3(b) and (c), on each anniversary of the Date of Grant the number of Restricted Share Units indicated above in the Vesting Schedule for such anniversary will vest and become non-forfeitable if the Grantee remains in the continuous employ of the Company through such Date. The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee's employment among the Company and its affiliates or an approved leave of absence.

     (b) Notwithstanding Section 3(a), if the Grantee dies or becomes permanently disabled while in the employ of the Company, retires under a Company-sponsored retirement plan or with the consent of the Company, or terminates employment for the convenience of the Company (each of the foregoing, a
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"Vesting Event"), then Restricted Share Units that have not vested prior to the date of the Vesting Event will become fully vested and nonforfeitable as of such date.

     (c) Notwithstanding Section 3(a), if a Change in Control Event occurs prior to the end of the Vesting Schedule, all of the Restricted Share Units that have not yet vested shall immediately become fully vested and nonforfeitable.

4. DEFERRAL OF COMMON SHARE PAYOUT. By accepting this Restricted Share Unit Agreement, the Grantee has agreed that the receipt of the Common Shares will be deferred in accordance with the terms and conditions of the Occidental Petroleum Corporation Deferred Stock Program as such Program may be amended from time to time. The administration of the Deferred Stock Program is governed by the Executive Compensation and Human Resources Committee, whose decision on all matters shall be final. The deferral of receipt of any Common Shares upon the vesting of the Restricted Share Units is irrevocable and cannot be changed or canceled. As a result of the deferral, no Common Shares will be issued pursuant to this Agreement upon the vesting of the Restricted Share Units, and the Restricted Share Units will continue to be recorded as a bookkeeping entry.

5. CREDITING AND PAYMENT OF DIVIDEND EQUIVALENTS. With respect to the number of Restricted Share Units listed above, the Grantee will be credited on the books and records of Occidental with an amount (the "Dividend Equivalent") equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Shares until the shares vest, or, if earlier, up to the date on which the Grantee forfeits all or any portion of the Restricted Share Units. Until the Restricted Share Units have vested, Occidental will pay in cash to the Grantee an amount equal to the Dividend Equivalents credited to such Grantee as promptly as may be practicable after the Grantee has been credited with a Dividend Equivalent.

6. NO EMPLOYMENT CONTRACT. Nothing in this Agreement confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

7. TAXES AND WITHHOLDING. If the Company must withhold any federal, state, local or foreign tax in connection with the issuance or vesting of the Restricted Share Units or other securities or the payment of Dividend Equivalents pursuant to this Agreement, the Grantee by executing the Agreements agrees that, so long as the Grantee is an employee of the Company for tax purposes, all or any part of any such withholding obligation shall be deducted from the Grantee's regular pay.

8. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; however, the Company will not issue any Common Shares or other securities pursuant to this Agreement if their issuance would result in a violation of any such law.

9. RELATION TO OTHER BENEFITS. The benefits received by the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company. This grant of Restricted Share Units does not create any contractual or other right to receive future grants of Restricted Share Units, or benefits in lieu of Restricted Share Units, even if Grantee has a history of receiving Restricted Share Units or other stock awards.

10. AMENDMENTS. Any amendment to the Plan or the Deferred Stock Program will be deemed to be an amendment to this Agreement to the extent it is applicable to this Agreement or the deferrals made pursuant to this Agreement; however, no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

11. SEVERABILITY. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the
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other provisions of this Agreement, and the remaining provisions of this
Agreement will continue to be valid and fully enforceable.

12. RELATION TO PLAN; INTERPRETATION. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan control. Capitalized terms used in this Agreement without definition have the meanings assigned to them in the Plan. References to Sections are to Sections of this Agreement unless otherwise noted.

13. SUCCESSORS AND ASSIGNS. Subject to Sections 2 and 3, the provisions of this Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

14. GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, effective as of the Date of Grant.


                                   OCCIDENTAL PETROLEUM CORPORATION



                                   By:
                                        ----------------------------------------



                                   ---------------------------------------------
                                   Grantee